Exhibit 10.1

PROMISSORY NOTE

$200,000	As of June 7, 2024

Archimedes Tech SPAC Partners II Co. (“Maker”) promises to pay to the order of Archimedes Tech SPAC Sponsors II LLC (“Payee”) the principal sum of Two Hundred Thousand Dollars and No Cents ($200,000) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The principal balance of this Note shall be repayable on the earlier of (i) September 30, 2024, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

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(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Archimedes Tech SPAC Partners II Co.

2093 Philadelphia Pike #1968

Claymont, DE 19703-2424

long@spacpartners.com

(725) 312 2430

If to Payee:

Archimedes Tech SPAC Sponsors II LLC

2093 Philadelphia Pike #1968

Claymont, DE 19703-2424

long@spacpartners.com

(725) 312 2430

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Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

ARCHIMEDES TECH SPAC PARTNERS II CO.

By:

Name: Long Long

Title: CEO & Director

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AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment (this “Amendment”) to that certain Promissory Note, dated as of June 7, 2024 (the “Note”) by and between Archimedes Tech SPAC Partners II Co., a Cayman Islands exempted company (“Maker”), and Archimedes Tech SPAC Sponsors II LLC (“Payee”), is made and entered into effective as of September 30, 2024 (the “Effective Date”) by Maker and Payee. All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

RECITALS

WHEREAS, Maker and Payee agreed to increase the principal amount of the Note from $200,000 to $290,000 and to extend the maturity date of the Note; and

WHEREAS, Maker and Payee desire and have agreed to amend the terms of the Note as set forth below.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1.    Amendment to Principal Amount. The first paragraph of the Note is hereby amended and restated in its entirety to read as follows:

“Archimedes Tech SPAC Partners II Co. (“Maker”) promises to pay to the order of Archimedes Tech SPAC Sponsors II LLC (“Payee”) the principal sum of Two Hundred Ninety Thousand Dollars and No Cents ($290,000) in lawful money of the United States of America, on the terms and conditions described below.”

2.    Amendment to Maturity Date. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“1. Principal. The principal balance of this Note shall be repayable on the earlier of (i) December 31, 2024, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO.”

3.    No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

4.    Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

MAKER: ARCHIMEDES TECH SPAC PARTNERS II CO.

By:	/s/ Long Long
Name:	Long Long
Title:	Chief Executive Officer

PAYEE: ARCHIMEDES TECH SPAC SPONSORS II LLC

By:	/s/ Long Long
Name:	Long Long
Title:	Managing Member

AMENDMENT NO. 2 TO PROMISSORY NOTE

This Amendment (this “Amendment”) to that certain Promissory Note, dated as of June 7, 2024 (as amended by Amendment No. 1 effective as of September 30, 2024, the “Note”) by and between Archimedes Tech SPAC Partners II Co., a Cayman Islands exempted company (“Maker”), and Archimedes Tech SPAC Sponsors II LLC (“Payee”), is made and entered into effective as of December 31, 2024 (the “Effective Date”) by Maker and Payee. All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

RECITALS

WHEREAS, Maker and Payee agreed to extend the maturity date of the Note; and

WHEREAS, Maker and Payee desire and have agreed to amend the terms of the Note as set forth below.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1.    Amendment to Maturity Date. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“1. Principal. The principal balance of this Note shall be repayable on the earlier of (i) March 31, 2025, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO.”

2.    No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3.    Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

MAKER:

ARCHIMEDES TECH SPAC PARTNERS II CO.

By:	/s/ Long Long
Name:	Long Long
Title:	Chief Executive Officer

PAYEE:

ARCHIMEDES TECH SPAC SPONSORS II LLC

By:	/s/ Long Long
Name:	Long Long
Title:	Managing Member